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                                  EXHIBIT 23.2

FLOM, FRENCH & GOODWIN LLC
Certified Public Accounts
675 Line Road, Bldg. 4, Ste. B
Aberdeen, New Jersey   07747

Telephone: 732-441-1250
Telecopier: 732-441-1253

                          INDEPENDENT AUDITORS' CONSENT



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Washington, DC 20549
                                   Re: Hollow Egg One Inc.
                                       Registration statement on Form SB-2
                                       333-

         We consent to the use in the captioned registration statement of our report, dated January 24, 2002 on the financial statements of Hollow Egg One Inc. appearing in the prospectus which is part of the captioned registration statement.

         We also consent to the reference to us under the heading "Experts" in such prospectus.


FLOM, FRENCH & GOODWIN LLC
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FLOM, FRENCH & GOODWIN LLC
Aberdeen, New Jersey   07747
February 14, 2002